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                                                                      Exhibit 21

                             CANTEL INDUSTRIES, INC.

                   SUBSIDIARIES OF REGISTRANT - JULY 31, 1999

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Carsen Group Inc.             (Amalgamated under the laws of
                               Ontario, Canada)

MediVators, Inc.              (Incorporated under the laws of
                               Minnesota)